Exhibit 99

FOR IMMEDIATE RELEASE

3M Fourth-Quarter Sales Rise 9.6 Percent to $6.7 Billion;

Full-Year Sales and EPS Rise 15 Percent and 25 Percent, Respectively

Company Raises 2011 Earnings Expectations

ST. PAUL, Minn. — Jan. 25, 2011 – 3M (NYSE: MMM) today reported fourth-quarter sales of $6.7 billion, up 9.6 percent year-on-year including an 8.6 percent increase in organic volumes. Net income was $928 million, or $1.28 per share, versus $935 million, or $1.30 per share in the corresponding period last year.

Quarterly organic sales volumes increased in all six of 3M’s businesses, led by a 19.8 percent increase in the Electro and Communications business and a 14.7 percent increase in Display and Graphics. On a geographic basis, organic volume growth was strongest in Asia Pacific at 18.1 percent and Latin America at 12.2 percent.

The company posted full-year 2010 sales of $26.7 billion and earnings per share of $5.63, up 15.3 percent and 24.6 percent, respectively. Excluding special items (a-c), 2010 earnings increased 22.6 percent to $5.75 per share. All businesses posted positive organic volume growth, led by Electro and Communications at 26.9 percent, Display and Graphics at 26.5 percent and Industrial & Transportation at 16.9 percent.

“3M made great progress in 2010 as we achieved record sales and earnings per share for the year, and made significant investments to improve long-term growth,” said George W. Buckley, 3M chairman, president and chief executive officer. “For example, our research and development investments of $1.4 billion fueled innovation and drove new product sales as a percent of total to 31 percent. We also accelerated sales and marketing investments in high-growth markets to help secure future growth. Overall, I could not be more proud of the 3M team for their effort in 2010.”

The company also noted good sales momentum entering 2011. Fourth-quarter sales grew nearly 10 percent to a record $6.7 billion, despite negative comparisons from H1N1 and moderating sales growth in optical films for LCD TVs. Sales growth was broad-based, with organic volumes expanding in all businesses and geographies during the quarter.

3M increased its 2011 earnings expectation to a range of $5.95 to $6.20 per share versus a prior expectation of $5.90 to $6.10. Included in this estimated range is a $0.22 per share year-on-year increase in pension and postretirement benefit expense. Excluding the pension and postretirement expense increase, 2011 earnings would be in the range of $6.17 to $6.42 per share, an increase of 10 to 14 percent year over year. The company also expects double-digit sales growth in 2011, with organic sales volume growing 5.5 to 7.5 percent, currency effects adding 1 to 2 percent and acquisitions adding 4 to 6 percent to sales for the year.

Fourth Quarter Key Financial Highlights

Fourth quarter worldwide sales totaled $6.7 billion, up 9.6 percent compared to the fourth quarter of 2009. Organic volumes grew 8.6 percent, acquisitions added 1.8 percent to sales, foreign exchange reduced sales by 0.5 percent and selling prices reduced sales by 0.3 percent year-over-year. All six of the company’s business segments posted higher year-on-year sales in local currencies, with Electro and Communications up 20.3 percent, Industrial and Transportation up 10.4 percent, Display and Graphics up 10.2 percent, Consumer and Office up 8.4 percent, Safety, Security and Protection Services up 8.1 percent, and Health Care up 5.9 percent. Operating income margins were 19.4 percent versus 21.9 percent in the fourth quarter of 2009. Net income was $928 million, or $1.28 per share, versus $935 million, or $1.30 per share, in the corresponding period last year.

Full Year Key Financial Highlights

Sales for the full year 2010 were $26.7 billion, up 15.3 percent compared to 2009. Organic volume increased 13.7 percent, with acquisitions adding 0.9 percent to sales, foreign exchange adding 1 percent to sales, and selling prices down 0.2 percent year-on-year. Local-currency sales grew by 27 percent in Electro and Communications, 23 percent in Display and Graphics, 17.5 percent in Industrial and Transportation, 10 percent in Consumer and Office, 7.5 percent in Safety, Security and Protection Services, and 5.2 percent in Health Care. Operating income margins were 22.2 percent versus 20.8 percent in 2009. Full year net income was $4.1 billion or $5.63 per share, versus $3.2 billion, or $4.52 per share, in 2009.

Business Segment Discussion

(All figures are on GAAP basis and include the impact of special items (b-c))

Industrial and Transportation

•                  Fourth Quarter 2010:

•                  Sales of $2.1 billion, up 10.4 percent in local currency.

•                  Local-currency sales up 75 percent in renewable energy business.

•                  Double-digit local-currency sales growth in abrasive systems, automotive OEM, energy/advanced materials and aerospace.

•                  Sales rose in all geographies, led by Asia Pacific.

•                  Operating income of $423 million; operating margin of 19.8 percent.

•                  Full Year 2010:

•                  Sales of $8.6 billion, up 17.5 percent in local currency.

•                  Double-digit local-currency sales growth in all geographic regions and in nearly all businesses.

•                  Operating income of $1.8 billion; operating margin of 21 percent.

Health Care

•                  Fourth Quarter 2010:

•                  Sales of $1.2 billion, up 5.9 percent in local-currency, including 4.3 percent from acquisitions (Arizant).

•                  Local-currency sales up double digits in infection prevention solutions, high single digits in health information systems and skin/wound care and mid single digits in drug delivery and food safety; local-currency sales rose slightly in oral care.

•                  Sales rose in every geographic region, led by Asia Pacific.

•                  Operating income of $347 million; operating margin of 29 percent.

•                  Full Year 2010:

•                  Sales of $4.5 billion, up 5.2 percent in local currency.

•                  Sales rose in all businesses and geographic regions.

•                  Operating income of $1.4 billion; operating margin of 30.2 percent.

Consumer and Office

•                  Fourth Quarter 2010:

•                  Sales of $961 million, up 8.4 percent in local currency, including 2.6 percentage points from acquisitions.

•                  Double-digit local-currency sales growth in the home care and office supply businesses; sales up single digits in both DIY and stationery products businesses.

•                  Sales rose at a double-digit rate in both Asia Pacific and Latin America.

•                  Operating income increased 9.8 percent to $175 million; operating margin of 18.2 percent.

•                  Full Year 2010:

•                  Sales of $3.9 billion, up 10 percent in local currency, including 2.9 percent from acquisitions.

•                  Broad-based local-currency sales growth, with increases in all businesses and geographic regions.

•                  Operating income increased 12.3 percent to $840 million, with operating margins of 21.8 percent.

Display and Graphics

•                  Fourth Quarter 2010:

•                  Sales of $903 million, up 10.2 percent in local-currency.

•                  Double-digit sales growth in the commercial graphics and optical systems businesses; sales up slightly in traffic safety systems.

•                  Double-digit sales growth in Latin America/Canada, Asia Pacific and the United States.

•                  Operating income of $144 million; operating margin of 15.9 percent.

•                  Full Year 2010:

•                  Sales of $3.9 billion, up 23 percent in local currency.

•                 Sales rose in all businesses, with strongest growth in optical systems and commercial graphics businesses.

•                  Regional growth was strongest in Asia Pacific and Latin America.

•                  Operating income rose 60 percent to $946 million; operating margin of 24.4 percent.

Safety, Security and Protection Services

•                  Fourth Quarter 2010:

•                  Sales rose 8.1 percent in local currency to $847 million, including 4.3 percent from acquisitions (Cogent and Attenti); H1N1-related comps reduced sales growth by 12.5 percent.

•                  Local currency sales up 150 percent in security systems, largely due to higher organic volumes but also boosted by acquisitions.

•                  All geographic regions posted positive local-currency growth, led by Europe.

•                  Operating income declined 14.3 percent to $165 million; operating margin of 19.5 percent.

•                  Full Year 2010:

•                  Sales of $3.3 billion, up 7.5 percent in local currency.

•                  Positive local-currency growth in all businesses, led by security systems, and in all geographic areas, led by Latin America.

•                  Operating income of $707 million; operating margin of 21.4 percent.

Electro and Communications

•                  Fourth Quarter 2010:

•                  Sales of $759 million, up 20.3 percent in local currency.

•                  Double-digit growth in businesses that serve the electronics industry and in electrical products.

•                  Geographic growth led by Asia Pacific and Latin America/Canada.

•                  Operating income increased 32.2 percent to $156 million; operating margin of 20.6 percent.

•                  Full Year 2010:

•                  Sales of $2.9 billion, up 27 percent in local currency.

•                  25 percent-plus local currency growth in electronics markets materials, electronic solutions and touch systems.

•                  Strongest regional growth in Asia Pacific and the United States.

•                  Operating income of $631 million, up 96 percent year on year, with operating margins of 21.6 percent.

George W. Buckley, 3M chairman, president and chief executive officer, and Patrick D. Campbell, senior vice president and chief financial officer, will conduct an investor teleconference at 9 a.m. Eastern Time (8:00 a.m. Central Time) today. Investors can access a Webcast of this conference, along with related charts and materials, at http://investor.3M.com.

Forward-Looking Statements

This news release contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions; (2) competitive conditions and customer preferences; (3) foreign currency exchange rates and fluctuations in those rates; (4) the timing and acceptance of new product offerings; (5) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (6) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (7) generating fewer productivity improvements than estimated; and (8) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the company’s Annual Report on Form 10-K for the year ended December 31, 2009 and its subsequent Quarterly Reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Risk Factors” in Part I, Item 1A (Annual Report) and in Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing.

With $27 billion in sales, 3M employs 80,000 people worldwide and has operations in more than 65 countries.

3M Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(Millions, except per-share amounts)

(Unaudited)

	Three-months ended		Twelve-months ended
	December 31,		December 31,
	2010	2009	2010	2009

Net sales	$6,709	$6,122	$26,662	$23,123

Operating expenses
Cost of sales	3,575	3,189	13,831	12,109
Selling, general and administrative expenses	1,445	1,265	5,479	4,907
Research, development and related expenses	388	326	1,434	1,293

Total operating expenses	5,408	4,780	20,744	18,309

Operating income	1,301	1,342	5,918	4,814

Interest expense and income
Interest expense	50	54	201	219
Interest income	(11)	(11)	(38)	(37)

Total interest expense (income)	39	43	163	182

Income before income taxes	1,262	1,299	5,755	4,632

Provision for income taxes	319	348	1,592	1,388

Net income including noncontrolling interest	$943	$951	$4,163	$3,244

Less: Net income attributable to noncontrolling interest	15	16	78	51

Net income attributable to 3M	$928	$935	$4,085	$3,193

Weighted average 3M common shares outstanding — basic	714.6	708.7	713.7	700.5
Earnings per share attributable to 3M common shareholders — basic	$1.30	$1.32	$5.72	$4.56

Weighted average 3M common shares outstanding — diluted	727.8	719.6	725.5	706.7
Earnings per share attributable to 3M common shareholders — diluted	$1.28	$1.30	$5.63	$4.52

Cash dividends paid per 3M common share	$0.525	$0.51	$2.10	$2.04

3M Company and Subsidiaries

SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions, except per-share amounts)

(Unaudited)

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the company also discusses non-GAAP measures that exclude special items. Operating income, net income attributable to 3M (hereafter referred to as “net income”), and diluted earnings per share attributable to 3M common shareholders (hereafter referred to as “diluted earnings per share”) are all measures for which 3M provides the reported GAAP measure and an adjusted measure (excluding special items). Special items are not in accordance with, nor are they a substitute for, GAAP measures. Special items represent significant charges or credits that are important to an understanding of the company’s ongoing operations. The company uses these non-GAAP measures to evaluate and manage the company’s operations. The company believes that discussion of results excluding special items provides a useful analysis of ongoing operating trends. The determination of special items may not be comparable to similarly titled measures used by other companies.

The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the three-months and twelve-months ended December 31, 2010.

	Three-months ended			Twelve-months ended
	December 31, 2010			December 31, 2010
			Diluted			Diluted
	Operating	Net	earnings	Operating	Net	earnings
	income	income	per share	income	income	per share
Reported GAAP measure	$1,301	$928	$1.28	$5,918	$4,085	$5.63

Special items:
Medicare tax change (a)	—	—	—	—	84	0.12

Adjusted Non-GAAP measure	$1,301	$928	$1.28	$5,918	$4,169	$5.75

(a)          The twelve-months ended December 31, 2010 includes a one-time, non-cash income tax charge of $84 million, or 12 cents per diluted share, resulting from the March 2010 enactment of the Patient Protection and Affordable Care Act, including modifications made in the Health Care and Education Reconciliation Act of 2010 (collectively, the “Act”).  The charge is due to a reduction in the value of the Company’s deferred tax asset as a result of the Act’s change to the tax treatment of Medicare Part D reimbursements.

The reconciliation provided below reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures for the three-months and twelve-months ended December 31, 2009.

	Three-months ended			Twelve-months ended
	December 31, 2009			December 31, 2009
			Diluted			Diluted
	Operating	Net	earnings	Operating	Net	earnings
	income	income	per share	income	income	per share
Reported GAAP measure	$1,342	$935	$1.30	$4,814	$3,193	$4.52

Special items:
Restructuring actions (b)	—	—	—	209	128	0.18
Gain on sale of real estate (c)	—	—	—	(15)	(9)	(0.01)

Adjusted Non-GAAP measure	$1,342	$935	$1.30	$5,008	$3,312	$4.69

(b)         During the first three quarters of 2009, management approved and committed to undertake certain restructuring actions, which resulted in a pre-tax charge for the twelve-months ended December 31, 2009 of $209 million. This charge was comprised of employee-related liabilities for severance/benefits and other of approximately $190 million and fixed asset impairments of approximately $19 million. All business segments were impacted by these actions. For the twelve-months ended December 31, 2009, these charges were recorded in cost of sales; selling, general and administrative expenses; and research, development and related expenses, with these expenses totaling $110 million, $91 million and $8 million, respectively.

(c)          In June 2009, 3M completed the sale of a New Jersey roofing granule facility and recorded a pre-tax gain of $15 million. This gain was recorded in cost of sales within the Safety, Security and Protection Services business segment.

The reconciliation provided below reconciles the non-GAAP operating income measure by business segment with the most directly comparable GAAP financial measure for the three-months and twelve-months ended December 31, 2009.  There were no special items that impacted operating income for the three-months and twelve-months ended December 31, 2010.  As discussed in more detail later in the section entitled “Business Segments,” 3M made certain product moves between its business segments in the first quarter of 2010. Segment information for all periods presented has been reclassified to reflect these changes.

	Three-months ended			Twelve-months ended
	December 31, 2009			December 31, 2009
	Reported		Adjusted	Reported		Adjusted
	GAAP	Special	Non-GAAP	GAAP	Special	Non-GAAP
	measure	items	measure	measure	items	measure

OPERATING INCOME BY BUSINESS SEGMENT
Industrial and Transportation	$406	$—	$406	$1,259	$89	$1,348
Health Care	375	—	375	1,350	20	1,370
Consumer and Office	159	—	159	748	13	761
Display and Graphics	141	—	141	590	22	612
Safety, Security and Protection Services	192	—	192	724	1	725
Electro and Communications	118	—	118	322	11	333
Corporate and Unallocated	(28)	—	(28)	(100)	38	(62)
Elimination of Dual Credit	(21)	—	(21)	(79)	—	(79)

Total Operating Income	$1,342	$—	$1,342	$4,814	$194	$5,008

3M Company and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in millions)

(Unaudited)

	Dec. 31,	Dec. 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$3,377	$3,040
Marketable securities – current	1,101	744
Accounts receivable – net	3,615	3,250
Inventories	3,155	2,639
Other current assets	967	1,122
Total current assets	12,215	10,795
Marketable securities – non-current	540	825
Investments	146	103
Property, plant and equipment – net	7,279	7,000
Prepaid pension benefits	74	78
Goodwill, intangible assets and other assets	9,902	8,449
Total assets	$30,156	$27,250

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and
current portion of long-term debt	$1,269	$613
Accounts payable	1,662	1,453
Accrued payroll	778	680
Accrued income taxes	358	252
Other current liabilities	2,022	1,899
Total current liabilities	6,089	4,897
Long-term debt	4,183	5,097
Pension and postretirement benefits	2,012	2,227
Other liabilities	1,855	1,727
Total liabilities	$14,139	$13,948

Total equity	$16,017	$13,302
Shares outstanding
December 31, 2010: 711,977,608 shares
December 31, 2009: 710,599,119 shares
Total liabilities and equity	$30,156	$27,250

3M Company and Subsidiaries

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in millions)

(Unaudited)

	Twelve-months ended December 31,
	2010	2009
NET CASH PROVIDED BY OPERATING ACTIVITIES	$5,174	$4,941

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,091)	(903)
Acquisitions, net of cash acquired	(1,830)	(69)
Purchases and proceeds from sale or maturities of marketable securities and investments - net	273	(839)
Other investing activities	(41)	79

NET CASH USED IN INVESTING ACTIVITIES	(2,689)	(1,732)

Cash flows from financing activities:
Change in debt	(472)	(1,014)
Purchases of treasury stock	(854)	(17)
Reissuances of treasury stock	666	431
Dividends paid to shareholders	(1,500)	(1,431)
Other financing activities	39	17

NET CASH USED IN FINANCING ACTIVITIES	(2,121)	(2,014)

Effect of exchange rate changes on cash and cash equivalents	(27)	(4)

Net increase (decrease) in cash and cash equivalents	337	1,191
Cash and cash equivalents at beginning of year	3,040	1,849

Cash and cash equivalents at end of period	$3,377	$3,040

3M Company and Subsidiaries

SUPPLEMENTAL CASH FLOW AND

OTHER SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

(Unaudited)

	Twelve-months ended
	December 31,
	2010	2009

NON-GAAP MEASURES

Free Cash Flow:
Net cash provided by operating activities	$5,174	$4,941
Purchases of property, plant and equipment	(1,091)	(903)

Free Cash Flow (d)	$4,083	$4,038

(d)     Free cash flow is not defined under U.S. generally accepted accounting principles (GAAP). Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the strength of the company and its ability to generate cash.

	December 31,
	2010	2009
OTHER NON-GAAP MEASURES:
Net Working Capital Turns (e)	5.3	5.5

(e)     The company uses various working capital measures that place emphasis and focus on certain working capital assets and liabilities. 3M’s net working capital index is defined as quarterly net sales multiplied by four, divided by ending net accounts receivable plus inventory less accounts payable. This measure is not recognized under U.S. generally accepted accounting principles and may not be comparable to similarly titled measures used by other companies.

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Three-Months Ended December 31, 2010
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Sales Change Analysis By Geographic Area
Volume — organic	3.5%	18.1%	6.2%	9.2%	8.6%
Price	0.1	(1.8)	0.2	1.1	(0.3)
Organic local-currency sales	3.6	16.3	6.4	10.3	8.3
Acquisitions	2.7	1.3	1.4	1.7	1.8
Local-currency sales	6.3	17.6	7.8	12.0	10.1
Divestitures	—	—	(0.1)	—	—
Translation	—	4.5	(5.9)	(1.2)	(0.5)
Total sales change	6.3%	22.1%	1.8%	10.8%	9.6%

	Three-Months Ended December 31, 2010
	Organic
	local-		Local-			Total
	currency		currency			sales
	sales	Acquisitions	sales	Divestitures	Translation	change

Worldwide Sales Change Analysis By Business Segment
Industrial and Transportation	10.1%	0.3%	10.4%	—%	(0.3)%	10.1%
Health Care	1.6%	4.3%	5.9%	(0.1)%	(1.5)%	4.3%
Consumer and Office	5.8%	2.6%	8.4%	—%	(0.1)%	8.3%
Display and Graphics	10.2%	—%	10.2%	—%	0.3%	10.5%
Safety, Security and Protection Services	3.8%	4.3%	8.1%	—%	(1.2)%	6.9%
Electro and Communications	20.3%	—%	20.3%	—%	0.5%	20.8%

3M Company and Subsidiaries

SALES CHANGE ANALYSIS

(Unaudited)

	Twelve-Months Ended December 31, 2010
			Europe,
			Middle	Latin
	United	Asia-	East and	America/	World-
	States	Pacific	Africa	Canada	Wide

Sales Change Analysis By Geographic Area
Volume — organic	7.0%	30.3%	7.4%	12.1%	13.7%
Price	0.1	(1.6)	0.1	1.1	(0.2)
Organic local-currency sales	7.1	28.7	7.5	13.2	13.5
Acquisitions	1.1	0.9	0.4	1.3	0.9
Local-currency sales	8.2	29.6	7.9	14.5	14.4
Divestitures	—	—	(0.3)	—	(0.1)
Translation	—	5.3	(2.8)	2.7	1.0
Total sales change	8.2%	34.9%	4.8%	17.2%	15.3%

	Twelve-Months Ended December 31, 2010
	Organic
	local-		Local-			Total
	currency		currency			sales
	sales	Acquisitions	sales	Divestitures	Translation	change

Worldwide Sales Change Analysis By Business Segment
Industrial and Transportation	17.3%	0.2%	17.5%	—%	1.2%	18.7%
Health Care	4.0%	1.2%	5.2%	(0.2)%	0.3%	5.3%
Consumer and Office	7.1%	2.9%	10.0%	—%	1.0%	11.0%
Display and Graphics	23.0%	—%	23.0%	—%	1.0%	24.0%
Safety, Security and Protection Services	6.3%	1.2%	7.5%	—%	0.5%	8.0%
Electro and Communications	27.0%	—%	27.0%	(0.5)%	1.9%	28.4%

3M Company and Subsidiaries

BUSINESS SEGMENTS

(Dollars in millions)

(Unaudited)

Effective in the first quarter of 2010, 3M made certain product moves between its business segments in its continuing effort to drive growth by aligning businesses around markets and customers. Segment information for all periods presented has been reclassified to reflect this new segment structure.  Refer to 3M’s Current Report on Form 8-K filed May 17, 2010, which updated 3M’s Annual Report on Form 10-K filed February 16, 2010, for discussion of these product moves.

BUSINESS SEGMENT INFORMATION	Three-months ended		Twelve-months ended
NET SALES	December 31,		December 31,
(Millions)	2010	2009	2010	2009

Industrial and Transportation	$2,140	$1,944	$8,581	$7,232
Health Care	1,198	1,149	4,521	4,294
Consumer and Office	961	887	3,853	3,471
Display and Graphics	903	817	3,884	3,132
Safety, Security and Protection Services	847	792	3,308	3,064
Electro and Communications	759	628	2,922	2,276
Corporate and Unallocated	(4)	—	9	12
Elimination of Dual Credit	(95)	(95)	(416)	(358)

Total Company	$6,709	$6,122	$26,662	$23,123

BUSINESS SEGMENT INFORMATION	Three-months ended		Twelve-months ended
OPERATING INCOME	December 31,		December 31,
(Millions)	2010	2009	2010	2009

Industrial and Transportation	$423	$406	$1,799	$1,259
Health Care	347	375	1,364	1,350
Consumer and Office	175	159	840	748
Display and Graphics	144	141	946	590
Safety, Security and Protection Services	165	192	707	724
Electro and Communications	156	118	631	322
Corporate and Unallocated	(88)	(28)	(277)	(100)
Elimination of Dual Credit	(21)	(21)	(92)	(79)

Total Company	$1,301	$1,342	$5,918	$4,814

For the three-months and twelve-months ended December 31, 2009, refer to the preceding notes (b-c) and the preceding reconciliation of operating income by business segment for a discussion and summary of items that impacted reported business segment operating income.

Investor Contacts:	Matt Ginter	Media Contact:	Jacqueline Berry
	3M		3M
	(651) 733-8206		(651) 733-3611

Bruce Jermeland
3M
(651) 733-1807

From:

3M Public Relations and Corporate Communications

3M Center, Building 225-1S-15

St. Paul, MN 55144-1000